SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           RESURGENCE PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/  / No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:  N/A

2)  Aggregate number of securities to which transaction applies:  N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        $62,592,000.00 (based upon March 31, 1997 shareholders' equity)

4)  Proposed maximum aggregate value of transaction:  N/A

5)  Total fee paid:  $12,519.00

/  / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                           RESURGENCE PROPERTIES INC.
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830


                                                                  _____ __, 1997


Dear Stockholder:

                  You are  cordially  invited to attend  the  Annual  Meeting of
Stockholders of Resurgence Properties Inc., a Maryland corporation (the "Company"), to be held at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut, on _____ __, 1997, at 10:00 a.m., or at any adjournment or postponement thereof (the "Meeting").

                  The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the Meeting, which includes proposals (i) to elect directors, (ii) to adopt a Plan of Complete Liquidation and Dissolution of the Company, and (iii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

                  The Board of Directors recommends that stockholders vote in favor of each proposal. We strongly encourage all stockholders to participate by voting their shares by proxy whether or not they plan to attend the Meeting. Please sign, date and mail the enclosed proxy card as soon as possible. If you do attend the Meeting, you may still vote in person.

                  For your information, enclosed herewith is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. We look forward to seeing you at the Meeting.

                                                     Sincerely,


                                                     Charles E. Davidson
                                                     Chairman of the Board

                           RESURGENCE PROPERTIES INC.
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held _____ __, 1997


To the Stockholders of RESURGENCE PROPERTIES INC.:


                  The Annual Meeting of Stockholders of Resurgence Properties Inc., a Maryland corporation (the "Company"), will be held at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut, on
______, _____ __, 1997, at 10:00 a.m., or at any adjournment or postponement thereof (the "Meeting"), for the following purposes:

                  1. To elect directors to serve until the next election of directors and until their successors are elected and qualified;

                  2. To consider and act upon a proposal to approve and adopt the Plan of Complete Liquidation and Dissolution of the Company attached as Exhibit A to the Proxy Statement;

                  3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

                  4. To transact such other business as may properly be brought before the Meeting or any adjournment or adjournments thereof.

                  Only stockholders of record at the close of business on ______ __, 1997 will be entitled to vote at the Meeting.

                  Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and return it promptly to the Company in the return envelope enclosed for your use. You may revoke your proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending and voting at the Meeting.

                  You are cordially invited to attend.


                                              By order of the Board of Directors


                                              Jay L. Maymudes
                                              Secretary

_____ __, 1997

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                    IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE
                   WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                 UNITED STATES.

                           RESURGENCE PROPERTIES INC.
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830

                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

                  The accompanying proxy is solicited by the Board of Directors of Resurgence Properties Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut, on ______, _____ __, 1997, at 10:00 a.m., or at any adjournment or postponement thereof (the "Meeting").

                  A stockholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If a proxy is properly signed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, all the shares represented by the proxy will be voted for the election of the nominees for director as set forth in this Proxy Statement (Proposal 1), for the adoption of the Plan of Complete Liquidation and Dissolution of the Company (the "Plan") attached hereto as Exhibit A (Proposal 2), and for ratification of the appointment of Deloitte & Touche LLP as the company's independent auditors for the current fiscal year (Proposal 3).

                  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this Proxy Statement will commence on or about _____ __, 1997.

                                VOTING SECURITIES

                  The Company had outstanding 10,000,000 shares of common stock ("Common Stock") at the close of business on _____ __, 1997, which are the only securities of the Company entitled to be voted at the Meeting. Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the Meeting. Only stockholders of record at the close of business on ______ __, 1997 will be entitled to receive notice of and to vote at the Meeting.

                  The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting constitutes a quorum. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes (i.e., where a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter) will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of holders of a majority of all of the outstanding Common Stock of the Company is necessary for adoption of Proposal 2 (adoption of the Plan). For purposes of the vote on Proposal 2, abstentions and broker non-votes will be counted as votes cast and will have the same effect as a vote against Proposal 2. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for adoption of Proposal 3 (election of independent auditors). For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


                  The Board of Directors proposes for election at the Meeting the six persons listed below to serve (subject to the Company's By-Laws) as directors of the Company until the next annual meeting of stockholders and until the qualification of their successors. The persons named in the enclosed proxy will vote for the election of the six nominees named below unless authority to vote is withheld. If any such nominee should be unwilling or unable to serve as a director of the Company (which is not anticipated) the persons named in the accompanying proxy will vote the proxy for a substitute, or substitutes, in their discretion. All directors are elected annually and hold office until their successors are elected and qualified, or until their earlier removal or resignation. All officers serve at the discretion of the Board of Directors.

                  The names, ages and positions of the nominees for director of the Company are set forth below.

Name                                Age                       Positions
----                                ---                       ---------

Charles E. Davidson                 43               Chairman of the Board and Director

Joseph M. Jacobs                    44               Chief Executive Officer, President, Treasurer
                                                       and Director

Karen M. Ryugo(1)                   37               Director

Vance C. Miller(1)                  63               Director

Lawrence Howard, M.D.(1)            43               Director

Jeffrey A. Altman                   30               Director
------------
(1) Member of Compensation Committee

                  Charles E. Davidson has been a director of the Company and the Chairman of the Board of Directors of the Company since its formation in March 1994. Mr. Davidson also serves as Chairman of the Board of Directors of Presidio Capital Corp. ("Presidio," successor company to Integrated Resources, Inc.) and of DLB Oil & Gas, Inc., a corporation engaged primarily in the exploration for and development of shallow crude oil and natural gas fields. Mr. Davidson is the managing principal of a number of private investment partnerships. Mr. Davidson is also a director of Technology Service Group, Inc., a company engaged in the design, development, manufacture and sale of public communications products and services. From December 1985 to May 1994, Mr. Davidson was a general partner of Steinhardt Partners, L.P. and Institutional Partners, L.P., private investment funds. He is currently the Chairman and a member of Wexford Management LLC ("Wexford"), the asset manager and portfolio manager of the Company (previously Concurrency Management Corp. ("Concurrency")).

                  Joseph M. Jacobs has been a director of the Company and the Chief Executive Officer, President and Treasurer of the Company since its formation in March 1994. Mr. Jacobs is also the Chief Executive Officer, President and a director of Presidio. From May 1994 through December 18, 1996, Mr. Jacobs was the President and sole stockholder of Concurrency, which until that date was the asset and portfolio manager of the Company. Mr. Jacobs is presently the President and a member of Wexford, the current asset and portfolio manager of the Company. See "Certain Relationships and Related Transactions -- Wexford Management Agreement." From 1982 through May 1994, Mr. Jacobs was employed by, and since 1988 was the President of, Bear Stearns Real Estate Group, Inc., a firm engaged in all aspects of real estate ("Bear Stearns Real Estate"), where he was responsible for the management of all activities, including maintaining worldwide relationships with institutional and individual real estate investors, lenders, owners and developers. Bear Stearns Real Estate served as the Company's portfolio manager from February 7, 1994 to May 3, 1994.

                  Karen M. Ryugo has been a director of the Company since its formation in March 1994. She was also a Vice President and the Secretary of the Company until January 1995. Ms. Ryugo was a Senior Vice President of Wexford from January 1, 1995 through May 2, 1997. Ms. Ryugo serves as a director of several private companies. From 1988 through December 1994, Ms. Ryugo was employed by Steinhardt Management Company, Inc., an investment management company, analyzing special situations, including corporate restructurings and acquisitions.

                  Vance C. Miller has been a director of the Company since its formation in March 1994. Mr. Miller is also the President and Chairman of Vance
C. Miller Interests and related entities and the Henry S. Miller Companies, diversified real estate investment companies, and a director of Pilgrim Pride Corporation, a processor of poultry. Mr. Miller has been a real estate developer, builder and manager of over $500 million in real estate projects since 1970.

                  Dr. Lawrence Howard, M.D. has been a director of the Company since its formation in March 1994. Dr. Howard is a founder of Presstek, Inc., a public company which has developed proprietary non-photographic digital imaging technology for the printing and graphic arts industries. and has been a director since November 1987. Dr. Howard was Vice Chairman of Presstek from November 1992 to February 1996, Chief Executive Officer and Treasurer from June 1988 to June 1993, President from June 1988 to November 1992 and Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Ventures, L.P., a limited partnership that has prepared an application to qualify as a small business investment company. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment and merchant banking firm. From July 1994 to July 1995, Dr. Howard was Senior Managing Director of Whale Securities Co., L.P., an NASD registered broker-dealer. From October 1992 through June 1994, Dr. Howard was President and Chief Executive Officer of LH Resources, Inc., a management and financial consulting firm.

                  Jeffrey A. Altman has been a director of the Company since April 1995. Mr. Altman is also the Chairman and Trustee of Value Property Trust. Since 1988, Mr. Altman has been an analyst at Franklin Mutual Advisors, Inc., formerly Heine Securities Corporation, a registered investment adviser.

                  The Board of Directors unanimously recommends a vote "FOR" election of the nominees listed above as directors.


                  BOARD OF DIRECTORS AND COMMITTEE OF THE BOARD

Compensation Committee of the Board of Directors

                  The Compensation Committee of the Board of Directors was given the responsibility of considering the Company's management agreement with Wexford. The Compensation Committee is authorized to review and approve the remuneration arrangements for employees of the Company, if any, review any benefit plans for employees and select participants and approve awards under, and interpret and administer any, employee benefit plans of the Company. Karen Ryugo, Dr. Lawrence Howard and Vance C. Miller are the members of the Compensation Committee. During 1996, the Compensation Committee did not meet and did not take any informal actions.

Meetings Held and Action Taken

                  During 1996, the Board of Directors held two meetings and acted twelve times by informal action. Charles E. Davidson, Joseph M. Jacobs, Karen M. Ryugo and Vance C. Miller participated in both meetings and Dr. Lawrence Howard and Jeffrey A. Altman participated in one meeting each.

Compensation of Directors

                  Each non-officer director of the Company (i.e., all of the directors other than Joseph M. Jacobs), receives director's fees at the rate of $15,000 per year, payable on a quarterly basis. Karen M. Ryugo, who served as a non-compensated officer of the Company until January 1995, has also been entitled to such fee. All directors are reimbursed for actual expenses reasonably incurred in connection with attendance at any meeting of the Board or committees of the Board in accordance with such guidelines as the Company may adopt from time to time.

Compensation Committee Interlocks and Insider Participation

                  The Compensation Committee of the Company's Board of Directors has been comprised of Lawrence Howard, MD, Vance C. Miller and Karen M. Ryugo. Until January 1995, Ms. Ryugo was a non-compensated Vice President and Secretary of the Company. In January 1995, Ms. Ryugo became a Vice President of Wexford and from January 1996 through May 2, 1997 was a Senior Vice President of
Wexford. In addition, although Joseph M. Jacobs is not a member of such Compensation Committee, as the President and controlling person of Wexford, he had discretionary authority with respect to the grant of Management Options (as defined herein) to Wexford's officers and/or employees who, in some instances, are also officers of the Company and, accordingly, Mr. Jacobs performs certain of the functions traditionally reserved for compensation committees. Mr. Jacobs has a residual interest in any ungranted or terminated Management Options to the extent not granted to any other person, or granted to another person but not vested, prior to their expiration. In the event that the stockholders of the Company adopt the Plan (see Proposal 2) and the Management Options are exchanged for Management Distributions (as defined herein), Mr. Jacobs would be entitled to 100% of such Management Distributions to the extent not granted to others. See "Certain Relationships and Related Transactions -- Wexford Management Agreement." Other than the foregoing, none of the members of the Compensation Committee has any relationship with other entities that would require disclosure concerning Compensation Committee Interlocks and Insider Participation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Common Stock as of May 15, 1997 (except as set forth in the footnotes thereto) by (i) each person who beneficially owns 5% or more of the Common Stock, (ii) each of the Company's executive officers, (iii) each of the Company's directors, and (iv) all directors and officers as a group. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named below on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing percentage ownership of any other person.

                                                                     Beneficial Ownership (1)
                                                                     ------------------------
                                                                    Number of       Percentage
Name of Beneficial Owner                                             Shares         Outstanding
------------------------                                             ------         -----------
Farallon Capital Management, L.L.C............................        567,700(2)          5.7%
Farallon Capital Partners, L.P................................      1,140,700(2)         11.4
Farallon Capital Institutional Partners , L. P................      1,291,700(2)         12.9
Farallon Capital Institutional Partners II, L.P...............        776,600(2)          7.8
Farallon Capital Institutional Partners III, L.P..............         25,000(2)          *
Tinicum Partners, L.P.........................................        213,400(2)          2.1
Thomas F. Steyer..............................................      4,015,100(2)         40.2
Fleur E. Fairman..............................................      3,447,400(2)         34.5
David I. Cohen................................................      4,015,100(2)         40.2
Meridee A. Moore..............................................      4,015,100(2)         40.2
Joseph F. Downes..............................................      4,015,100(2)         40.2
Jason M. Fish.................................................      4,015,100(2)         40.2
William F. Mellin.............................................      4,015,100(2)         40.2
Stephen L. Millham............................................      4,015,100(2)         40.2
Andrew B. Fremder.............................................      4,015,100(2)         40.2
Enrique H. Boilini............................................      4,015,100(2)         40.2
     Total Shares in the Preceding Group......................      4,015,100(2)         40.2

                                                                     Beneficial Ownership (1)
                                                                     ------------------------
                                                                    Number of       Percentage
Name of Beneficial Owner                                             Shares         Outstanding
------------------------                                             ------         -----------
Franklin Mutual Advisors, Inc.............................           2,472,200(3)       24.7%
     Total Shares in the Preceding Group..................           2,472,200(3)       24.7

Wexford Capital Partners II, L.P..........................                691,500        6.9
Wexford Overseas Partners I, L.P..........................                308,500        3.1
Charles E. Davidson (4)...................................           1,218,500(5)       12.2
     Total Shares in the Preceding Group..................              1,218,500       12.2

Davidson Kempner Partners.................................             374,600(6)        3.7
Davidson Kempner Endowment Partners.......................             284,700(6)        2.8
MHD Management Co.........................................             659,300(6)        6.6
Davidson Kempner Institutional Partners, L.P..............             409,400(6)        4.1
Davidson Kempner Advisers, Inc............................             409,400(6)        4.1
Davidson Kempner International, Ltd.......................              61,400(6)         *
Davidson Kempner International Advisors LLC...............              61,400(6)         *
M.H. Davidson & Co........................................              20,800(6)         *
Thomas L. Kempner Foundation Inc..........................                 900(6)         *
Thomas L. Kempner, Jr.....................................        1,153,200(6)(7)       11.5
Marvin H. Davidson........................................           1,150,900(6)       11.5
Stephen M. Dowicz.........................................           1,150,900(6)       11.5
Scott E. Davidson.........................................           1,150,900(6)       11.5
Michael J. Leffell........................................           1,150,900(6)       11.5
     Total Shares in the Preceding Group..................           1,153,200(6)       11.5

                                                                     Beneficial Ownership (1)
                                                                     ------------------------
                                                                    Number of       Percentage
Name of Beneficial Owner                                             Shares         Outstanding
------------------------                                             ------         -----------
Joseph M. Jacobs(4)(8)........................................      1,075,775(9)          10.8%

Robert Holtz(4)(8) ...........................................        57,555(10)           5.8%

Jay L. Maymudes(4)(8).........................................        13,738(11)           *

Karen M. Ryugo(4).............................................         1,000(12)           *

Vance C. Miller(4)............................................         --                 --

Dr. Lawrence Howard, M.D.(4)..................................         --                 --

Jeffrey A. Altman(4)..........................................         --                 --

Directors and Officers, as a group (8 persons)................         2,366,568         23.7

---------------------
*        Less than 1 % of the outstanding Common Stock.

(1) Because shares of Common Stock may be deemed to be beneficially owned by more than one person or group of persons for purposes of Rule 13d-3 ("Rule 13d-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person or group of persons that may be deemed to be a beneficial owner is included on the table.

(2) As the managing member of Farallon Partners, L.L.C. ("FPLLC"), the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Tinicum Partners, L.P. (collectively, the "Farallon Partnerships"), Thomas F. Steyer, Fleur E. Fairman, David I. Cohen, Meridee A. Moore, Joseph F. Downes, Jason M. Fish, William F. Mellin, Stephen L. Millham, Andrew B. Fremder and Enrique H. Boilini may each be deemed to own beneficially for purposes of Rule 13d-3 under the Exchange Act the 1,140,700, 1,291,700, 776,600, 25,000 and 213,400 shares held, respectively, by each of such Farallon Partnerships. These shares are included in the listed ownership. By virtue of investment management agreements between Farallon Capital Management, L.L.C. ("FCMLLC") and various managed accounts, FCMLLC has the authority to purchase, sell and trade in securities on behalf of such accounts and, therefore, may be deemed the beneficial owner of the 567,700 shares held in such accounts. As the managing members of FCMLLC each of Mr. Steyer, Mr. Cohen, Ms. Moore, Mr. Downes, Mr. Fish, Mr. Mellin, Mr. Millham, Mr. Fremder and Mr. Boilini may be deemed the beneficial owner of the 567,700 shares held in such accounts managed by FCMLLC, which shares are included in the listed ownership. FCMLLC and FPLLC and each managing member thereof disclaims any beneficial ownership of such shares. The foregoing is based upon information furnished to the Company by the Farallon Partnerships.

(3) Franklin Mutual Advisors, Inc. ("FMAI") is an investment adviser registered under the Investment Advisers Act of 1940. One or more of FMAI's advisory clients are the beneficial owners of 2,472,200 shares of the Company's common stock. Pursuant to investment advisory agreements with its advisory clients, FMAI has sole investment discretion and voting authority with respect to such securities. FMAI is a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI"), a publicly held financial services corporation. Neither FMAI nor FRI has any interest in dividends or proceeds from the sale of such securities and each disclaims beneficial ownership of all the securities owned by FMAI's advisory clients. The foregoing is based upon information furnished to the Company by FMAI.

(4) See "Proposal 1 -- Election of Directors" for a description of such person's position with or relationship to the Company.

(5) Includes 691,500 shares held by Wexford Capital Partners II, L.P., 308,500 shares held by Wexford Overseas Partners I, L.P. and 218,500 shares subject to an irrevocable proxy granted to Charles E. Davidson pursuant to which Mr. Davidson may vote all such shares (the "Proxy"). Mr. Davidson disclaims beneficial ownership of the 218,500 shares subject to the Proxy. As the President of the corporate general partners of the general partners of each of Wexford Capital Partners II, L.P. and Wexford Overseas Partners I, L.P. (the "Wexford Partnerships"), Mr. Davidson may be deemed to own beneficially for purposes of Rule 13d-3 under the Exchange Act the 691,500 and 308,500 shares held, respectively, by each of such Wexford Partnerships. The shares held by the Wexford Partnerships were acquired in a privately negotiated transaction. The foregoing is based upon information furnished to the Company by the Wexford Partnerships.

(6) Pursuant to separate services agreements, M.H. Davidson & Co., Inc. ("M.H. Davidson") has investment and voting discretion with respect to the 20,800 shares of Common Stock held by M.H. Davidson & Co., the 374,600 shares of Common Stock held by Davidson Kempner Partners, the 284,700 shares of Common Stock held by Davidson Kempner Endowment Partners, the 409,400 shares of Common Stock held by Davidson Kempner Institutional Partners, L.P. and the 61,400 shares of Common Stock held by Davidson Kempner International, Ltd. (the "Davidson Kempner Entities"). As principals of M.H. Davidson, Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson and Michael J. Leffell may be deemed to own beneficially for purposes of Rule 13d-3 under the Exchange Act the 1,150,900 shares held by the Davidson Kempner Entities. The foregoing is based upon information furnished to the Company by M.H. Davidson. Marvin H. Davidson and Scott E. Davidson are not related to Charles E. Davidson.

(7) Includes 900 shares held by Thomas L. Kempner Foundation and 1,400 shares held by an IRA account for the benefit of Thomas L. Kempner, Jr. As the President of Thomas L. Kempner Foundation Inc., Mr. Kempner may be deemed to own beneficially for purposes of Rule 13d-3 of the Exchange Act the 900 shares held by such foundation, but disclaims beneficial ownership of such shares. The foregoing is based upon information furnished to the Company by Mr. Kempner.

(8) Pursuant to the Wexford Management Agreement, the Company has authorized the grant to the Manager's officers and/or employees, at the discretion of Joseph M. Jacobs, of Management Options to purchase an aggregate of 1,111,111 shares of Common Stock as compensation for the services to be performed by the Manager. The Management Options expire 10 years after the date of the Wexford Management Agreement and any ungranted or terminated Management Options would be deemed to be granted to Mr. Jacobs to the extent not granted to any other person, or granted to another person but not vested, prior to their expiration. The Company has granted, pursuant to Mr. Jacobs' direction, (a) Management Options to purchase 55,555 shares of Common Stock to Robert Holtz, of which, all 55,555 Management Options have vested as of, or will vest within 60 days after, May 15, 1997, (b) Management Options to purchase 15,000 shares of Common Stock to Jay L. Maymudes, an officer of Wexford, of which 11,238 Management Options have vested as of, or will vest within 60 days after, May 15, 1997, and (c) Management Options to purchase an aggregate of 32,500 shares of Common Stock to certain employees of Wexford, of which 14,781 Management Options have vested as of, or will vest within 60 days after, May 15, 1997. In addition, Mr. Jacobs has committed to cause the Company to grant Management Options to purchase up to 10,000 shares of Common Stock to Jay L. Maymudes. Included in the shares listed above for Mr. Jacobs are the vested portion of the Jacobs Options and the maximum number of ungranted Management Options that would be permitted to vest under the Wexford Management Agreement.

(9) Includes 1,025,775 shares of Common Stock issuable upon exercise of vested Management Options (500,000 shares underlying vested Jacobs Options and 100% of the shares underlying exercisable options not granted to Wexford's officers and/or employees less shares underlying vested Jacobs Options). Also includes 25,000 shares of Common Stock beneficially owned by Mr. Jacobs' wife and subject to an irrevocable proxy held by Charles E. Davidson, as to which shares Mr. Jacobs disclaims beneficial ownership, and 25,000 shares of Common Stock subject to an irrevocable proxy held by Charles E. Davidson.

(10) Includes 55,555 shares of Common Stock issuable upon exercise of vested Management Options. Also includes 2,000 shares of Common Stock subject to an irrevocable proxy held by Charles E. Davidson.

(11) Includes 11,238 shares of Common Stock issuable upon exercise of vested Management Options. Also includes 2,500 shares of Common Stock subject to an irrevocable proxy held by Charles E. Davidson.

(12) Represents shares of Common Stock subject to an irrevocable proxy held by Charles E. Davidson.

         The address of Thomas F. Steyer and the other individuals mentioned in footnote 2 above (other than Fleur E. Fairman).is c/o Farallon Capital Partners, L.P., One Maritime Plaza, Suite 1325, San Francisco, California 94111 and the address of Fleur E. Fairman is c/o Farallon Capital Management, Inc., 800 Third Avenue, 40th Floor, New York, New York 10022; the address of Franklin Mutual Advisors, Inc. is 51 J.F.K. Parkway, Short Hills, New Jersey 07078; the address of Wexford Overseas Partners I, L.P. is c/o Hemisphere Management (Cayman) Limited, Zephyr House, P.O. Box 1561, Mary Street, George Town, Grand Cayman, Grand Cayman Islands, BWI; the address of Thomas L. Kempner, Jr. and the other individuals mentioned in footnote 6 above is c/o M.H. Davidson & Co., Inc., 885 Third Avenue, Suite 810, New York, NY 10022; and the business address of Charles
E. Davidson, Wexford Capital Partners, L.P., and Joseph M. Jacobs is c/o Wexford Management LLC., 411 West Putnam Avenue, Greenwich, CT 06830.

              CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Wexford Management Agreement

         General. Pursuant to a management agreement, dated as of May 4, 1994, as was amended on March 8, 1995 and as of May 4, 1997 (the "Wexford Management Agreement"), between the Company and Wexford, Wexford serves as portfolio manager and asset manager of the Company. Wexford became the Company's asset manager on September 12, 1994 (the "Notice Date"). Joseph M. Jacobs, the President, Chief Executive Officer, Treasurer and a director of the Company is the President and the controlling member of Wexford. Robert Holtz, a Vice President and Assistant Secretary of the Company, is a Senior Vice President and a member of Wexford. Jay L. Maymudes, the Chief Financial Officer, a Vice President and the Secretary of the Company, is the Chief Financial Officer and a Senior Vice President of Wexford. Charles E. Davidson, the Chairman of the Board and a director of the Company, is a member of Wexford. Wexford provides management and other services to third parties that are not related to the Company.


         Services. As portfolio manager, Wexford's responsibilities have related to the identifying, analyzing, structuring, negotiating and closing of new investment opportunities for the Company. As asset manager, Wexford has agreed to make available Mr. Jacobs to serve as the Chief Executive Officer, President and a director of the Company and to provide to the Company such other officers and employees of Wexford to serve as officers or in other positions of the Company as may be requested. Wexford is responsible either directly or indirectly through sub-managers to manage, service, operate and administer the Company's assets in a diligent, careful and vigilant manner in accordance with industry standards and the Wexford Management Agreement. Responsibilities that may be undertaken by Wexford for the Company relate to possible acquisitions, dispositions and financings (including debt and equity financings). Wexford also has responsibilities relating to the collection of rents, charges, principal and interest with respect to the Company's assets as well as securing compliance with leases and mortgage loans which relate to properties or other assets owned by the Company.

         Termination. The original term of the Wexford Management Agreement was scheduled to expire on May 4, 1997, however, pursuant to Amendment No. 2 to the Wexford Management Agreement, the Company and Wexford agreed to extend the expiration date of the Wexford Management Agreement to the earlier of (i) December 31, 1997, (ii) the effective date of the Articles of Dissolution filed by the Company with the Maryland State Department of Assessments and Taxation, and (iii) such later date as extended in writing by the Company and Wexford. Pursuant to Amendment No. 2 to the Wexford Management Agreement, the Wexford Management Agreement may be terminated by the Company, at any time, with or without cause, and without any penalty, by either (i) the affirmative vote of the majority of the members of the Board of Directors, or (ii) the affirmative vote or written consent of a majority of the holders of the Common Stock of the Company. The Wexford Management Agreement may be terminated by Wexford at its option upon 60 days' prior written notice to the Company.

         The Company entered into an amendment to the Wexford Management Agreement, dated March 8, 1995, in connection with Wexford's and the Company's relocation to Greenwich, Connecticut and the lease entered into by Wexford. Pursuant to that amendment, in the event that the Wexford Management Agreement is terminated by the Company without cause before the end of its current term of three years or the Company fails to renew the Wexford Management Agreement at the end of such term prior to May 31, 2000, Wexford is entitled to receive, at the time of such termination or failure to renew, a one time payment equal to the Company's allocable portion (based on 3,200 square feet) of the cancellation fee that would be payable if the 3,200 square feet of the office space leased by Wexford were to be surrendered by Wexford. Such amount would be equal to the landlord's share of the fit-out costs on such allocable portion of the office space ($80,000) amortized at the rate of 8 % per annum over the five-year term of such lease commencing June 1, 1995. Pursuant to Amendment No. 2 to the Wexford Management Agreement, if the stockholders of the Company approve Proposal 2, the March 8, 1995 amendment would be null and will no longer be applicable. See "-- Greenwich, Connecticut Office Space."

         Indemnification. Pursuant to the Wexford Management Agreement, the Company has agreed to indemnify Wexford and its direct or indirect officers, directors, stockholders, agents and employees from, with certain exceptions, losses of any and every kind or nature arising from or in any way connected with Wexford's performance of its obligations under the Wexford Management Agreement. Wexford has agreed to indemnify the Company and its direct or indirect officers, directors, stockholders, agents and employees from losses of any and every kind or nature arising from or in any way connected with (i) acts of Wexford or its officers, agents or employees outside the scope of Wexford's authority under the Wexford Management Agreement and (ii) the gross negligence, willful misconduct or material breach of the Wexford Management Agreement by Wexford or its officers, agents or employees.

         Fees. Pursuant to the Wexford Management Agreement, the management fee (the "Wexford Management Fee") payable to Wexford was $170,750 per month, payable in arrears on the first calendar day of the next succeeding calendar month. For the year ended December 31, 1995, the aggregate Management Fee was $2,049,000. For the year ended December 31, 1996, Wexford agreed to reduce the Wexford Management Fee to $1,916,000.

         Pursuant to Amendment No. 2 to the Wexford Management Agreement, the Company and Wexford agreed that the Wexford Management Fee, for the period from January 1, 1997 through the earlier of the termination of the Wexford Management Agreement and December 31, 1997, would be (i) $570,500 for the period from January 1, 1997 through May 4, 1997, (ii) $246,000 for the period from May 5, 1997 through June 30, 1997, (iii) $223,750 for the period from July 1, 1997 through September 30, 1997, and (iv) $111,875 for the period from October 1, 1997 through December 31, 1997, for a total of $1,152,125, subject to upward or downward adjustment, upon the expiration or termination of the Wexford Management Agreement, to Actual Expenses (as defined in the Wexford Management Agreement). The Wexford Management fee is payable in arrears on the first day of each calendar month.

         Management Options. On May 4, 1994, the Company agreed to grant options (the "Management Options ") to purchase an aggregate of 1,111,111 shares of Common Stock at an exercise price of $8.50 per share. The Management Options carried a cashless exercise feature pursuant to which the excess of the market value of the Common Stock underlying a Management Option over the exercise price thereof may be utilized upon exercise of other options by applying such excess upon cancellation to the exercise of such other options in lieu of cash payment of such exercise price. The number of shares of Common Stock beneficially owned by each recipient of Management Options were subject to the ownership limit provisions contained in the Company's Charter.

         The Management Options expire 10 years after the date of the Wexford Management Agreement. Upon expiration of the Management Options, any ungranted Management Options , terminated Management Options, or Management Options granted to another person but not vested prior to their expiration, would be deemed to have been granted to Mr. Jacobs. On May 4, 1994, Management Options to purchase up to 500,000 shares of Common Stock (the "Jacobs Options") were granted to Mr. Jacobs, the Chief Executive Officer, President, Treasurer and a director of the Company, at an exercise price of $8.50 per share. On May 4, 1994, Management Options to purchase up to 55,555 shares of Common Stock (the "Holtz Options") were granted to Mr. Holtz, a Vice President and Assistant Secretary of the Company, at an exercise price of $8.50 per share. On April 1, 1995, Management Options to purchase up to 15,000 shares of Common Stock (the "Maymudes Options") were granted to Jay L. Maymudes, the Chief Financial Officer and a Vice President and the Secretary of the Company, at an exercise price of $8.50 per share. Upon adoption of the Plan (see Proposal 2), all of the Management Options described above will be fully vested. On April 1, 1995, Management Options to purchase up to an aggregate of 32,500 shares of Common Stock were granted to certain employees of Wexford at an exercise price of $8.50 per share. None of such employees are employees of Wexford as of March 15, 1997. 14,781 of their Management Options were vested as of the date of their termination and the remaining 17,719 unvested Management Options were forfeited to Wexford.

         The following table sets forth  information  relating to the Management
Options:

                                                                As of               As of                 As of
                                                               May 15,          December 31,          December 31,
                                                                1997                1996                  1995
                                                              ---------          ---------             ---------
Total shares under options                                    1,111,111          1,111,111             1,111,111
Total shares under granted options                              585,336            585,336               603,055
Total shares under exercisable options                          580,950            435,859               289,955
Total shares under forfeited options                             17,719             17,719                    --
Total shares under exercised options                                 --                 --                    --
Total shares under expired options                                   --                 --                    --
Per share exercise price                                          $8.50              $8.50                 $8.50

         Pursuant to Amendment No. 2 to the Wexford Management Agreement, in the event that the stockholders of the Company adopt the Plan (See Proposal 2) the Company shall offer to all holders of Management Options the opportunity to exchange such Management Options for a fully-vested right to receive a pro rata portion of a cash fee (the "Management Distributions") to be paid by the Company to Wexford. Amendment No. 2 to the Wexford Management Agreement provides that Management Distributions in an amount equal to ten percent of all distributions made to the shareholders of the Company in excess of $8.50 per share (inclusive of the $2.50 per share dividend paid on April 14, 1997) will be paid to Wexford concurrently with the periodic payment of the related distributions to the Company's shareholders. Because, as of May 15, 1997, 92% of the Management Options were attributable to Mr. Jacobs, unless granted to others, 92% of the Management Distributions would be payable to Mr. Jacobs.


Greenwich, Connecticut Office Space

         In connection with the Company's relocation to Greenwich, Connecticut, the Company entered into an amendment, effective as of March 8, 1995, to the Wexford Management Agreement, and a letter agreement, dated as of March 8, 1995, with Wexford, which provides that the Company will pay to Wexford its allocable portion (based on 3,200 square feet), up to $235,000, of the fit-out costs of the office space leased by Wexford, which lease expires in 2000. Consequently, $235,000 was paid to Wexford by the Company during 1995. The Company is not a party to such lease. Pursuant to Amendment No. 2 to the Wexford Management Agreement, if the stockholders of the Company approve the adoption of the Plan (see Proposal 2), the provisions of this paragraph will no longer be applicable. Charles E. Davidson and Joseph M. Jacobs have an aggregate ownership interest of approximately 67% in the entity that owns the Greenwich, Connecticut office building to which the Company relocated. Other than the foregoing payment and the termination payment described under "--Wexford Management Agreement," the Company makes no direct payment in respect of these premises.

Transactions with Director

         During 1996, the Company paid $163,200 to a company controlled by Vance Miller, a member of the Board of Directors, in connection with serving as a real estate broker on the sale of one property.

                             EXECUTIVE COMPENSATION

         No long-term compensation was awarded to, earned by or paid by the Company to the Chief Executive Officer or any other officer of the Company for services rendered to the Company during the fiscal year ended December 31, 1996. The Company has no employment agreements and maintains no employee benefit plans.

         Mr. Jacobs was not granted any Management Options during the year ended December 31, 1996. However, Management Options underlying 17,719 shares were forfeited to Wexford by certain employees of Wexford during the year ended December 31, 1996 as a result of their termination.

         The following table reflects that none of the Management Options were exercised by the Chief Executive Officer during the fiscal year ended December 31, 1996 and lists the number and value of the unexercised Management Options held by the Chief Executive Officer at December 31, 1996 and May 15, 1997:

                                  Aggregated Option Exercises in Last Fiscal Year
                                             and FY-End Option Values


                                        Shares                         Number of Securities           Value of Unexercised
                                        Acquired on      Value         Underlying Unexercised         in-the-Money Options at
                                        Exercise         Realized      Options at FY-End (#)          FY-End ($) Exercisable
At             Name                        (#)           ($)           Exercisable/Unexercisable      /Unexercisable
--             ----                     ------------     --------      -------------------------      -----------------------
12/31/96       Joseph M. Jacobs            --               --             769,331/256,444(1)                  $0
5/15/97        Joseph M. Jacobs            --               --             1,025,775/--(2)                     $0

---------------------
(1) The Wexford Management Agreement provides that of the total 1,111,111 Management Options available for grant, no more than 75% were exercisable on or before May 4, 1997. Accordingly, the number of securities underlying exercisable options was determined by adding the portion of the Jacobs Options that vested by the end of the last fiscal year (375,000) to 75% of the Management Options that were not granted as of December 31, 1996 (394,331). The number of securities underlying unexercisable options was determined by subtracting the number of securities underlying exercisable options (769,331) from the portion of the total 1,111,111 Management Options that were not granted to Wexford's officers and/or employees, other than Mr. Jacobs, by the end of the prior fiscal year (1,025,775).

(2) Under the Wexford Management Agreement, all of the 1,111,111 Management Options available for grant were fully exercisable on May 4, 1997. Accordingly, the number of securities underlying exercisable options was determined by adding the portion of the Jacobs Options that vested by May 15, 1997 (500,000) to 100% of the Management Options that were not granted as of December 31, 1996 (1,025,775), less the vested Jacobs Options (500,000). The number of shares of Common Stock underlying unexercisable options was determined by subtracting the number of shares of Common Stock underlying exercisable options (1,025,775) from the portion of the total 1,111,111 Management Options that were not granted to Wexford's officers and/or employees, other than Mr. Jacobs, by May 15, 1997 (zero).

Consideration of the Wexford Management Agreement

         The Compensation Committee of the Board of Directors is composed entirely of non-management or outside directors and currently consists of Karen
M. Ryugo, Lawrence Howard, M.D. and Vance C. Miller. The Company has no employees and does not compensate its executive officers and, accordingly, the Compensation Committee has never considered executive compensation. The
Compensation Committee approved the Wexford Management Agreement pursuant to which executive officers of the Company, who are also officers and/or employees of Wexford, received Management Options in their capacity as officers and/or employees of Wexford. Amendment No. 2 to the Wexford Management Agreement was approved by the Board of Directors (with Messrs. Davidson and Jacobs abstaining) in connection with the Board of Directors' approval of Proposal 2. See "Certain Relationships and Related-Party Transactions -- Wexford Management Agreement."


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Steinhardt Partners L.P. and Institutional Partners L.P. who, together as a group, beneficially owned more than 10% of the Common Stock of the Company during the earlier part of 1995, failed to file on a timely basis their respective Forms 5 with respect to the sale on April 6, 1995 of all of the shares of Common Stock of the Company owned by each of them.

                                   PROPOSAL 2

                  ADOPTION OF THE PLAN OF COMPLETE LIQUIDATION
                         AND DISSOLUTION OF THE COMPANY

         The Board of Directors is proposing a Plan of Complete Liquidation and Dissolution of the Company (the "Plan") for approval by the stockholders at the Meeting. The Plan was approved by the Board of Directors, subject to stockholder approval, on April 24, 1997. If the Plan is approved by the stockholders, following payment or provision for payment of the Company's claims and obligations, the Company will distribute its net assets to the stockholders in accordance with the provisions of the Plan. Upon completion of the distribution of its net assets to the stockholders, the Company will be dissolved, wound up and its existence as a corporation terminated.

         The Board of Directors believes that the Plan is the most efficient way to maximize stockholder value in the Company. The Board of Directors unanimously recommends that stockholders vote in favor of the proposal to adopt the Plan.

         The full text of the Plan is set forth as Exhibit A hereto, and stockholders are urged to read the Plan in its entirety. The summary of the principal features of the Plan which follows is qualified in its entirety by reference to the complete text of the Plan.


Description of the Plan

         Provision for Liabilities; Liquidating Distributions

         The Plan provides for the complete liquidation and dissolution of the Company in accordance with the provisions of the Maryland General Corporation Law (the "MGCL"). Prior to making any distribution to its stockholders, the Company shall pay, or as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company, and shall make such provision, as determined by the Board of Directors, as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or to become known to the Company prior to the expiration of applicable statutes of limitation.

         Following the payment or the provision for the payment of the Company's claims and obligations, the Plan provides for the pro rata distribution to its stockholders all of its remaining property and assets. The Plan provides that if and to the extent deemed necessary or appropriate by the Board of Directors, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in the Plan. The Contingency Reserve may consist of cash or property. Following the payment, satisfaction or other resolution of such claims and expenses, the Plan provides that any amounts remaining in the Contingency Reserve shall be distributed to the stockholders.

         The Plan provides that prior to the date the Articles of Dissolution (the "Articles") are accepted for filing by the State Department of Assessments and Taxation of the State of Maryland and the Company is dissolved, the Company shall make distributions to the stockholders in cash or in kind (allocated pro rata in the discretion of the Board of Directors) as expeditiously as is practicable consistent with prudence and reasonable business judgment, in such manner, and at such time, as the Board of Directors in its sole discretion may determine in accordance with the provisions of the MGCL.

         The Plan also provides that following the date on which the Articles are accepted for filing by the State Department of Assessments and Taxation of the State of Maryland and the Company is dissolved, any assets remaining available for distribution to the stockholders shall be distributed (the "Dissolution Distribution") in accordance with the provisions of the MGCL.

         As of March 31, 1997,  the  Company's  Balance  Sheet  reflected  total liabilities of $6.4 million, exclusive of the obligation to pay the $25.0 million of dividends on April 14, 1997, consisting of $5.1 million of mortgage notes payable, $0.6 million of real estate taxes and $0.7 million of other liabilities. The Company is involved in certain legal proceedings which arose in the ordinary course of the Company's business. Although the ultimate disposition of such legal proceedings is not determinable, management does not believe that such claims or proceedings, individually or in the aggregate, will be material. At present, the Company believes that in addition to the costs and expenses associated with facilitating the Plan, it will be necessary to establish a Contingency Reserve in the amount of approximately $1.5 million.

         Surrender of Stock Certificates

         The Plan provides that distributions to the Company's stockholders shall be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to the receipt of the Dissolution Distribution under the Plan, the Board of Directors may require stockholders to surrender their certificates evidencing Common Stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common Stock has been lost, stolen or destroyed, as a condition to the receipt of any distribution, such stockholder may be required to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

         Once the Board of Directors determines the date on which stockholders should surrender their certificates, the Company will cause a notice and transmittal form to be sent to stockholders, which will advise the stockholders of the procedures to be followed for the surrender of certificates representing shares of Common Stock. Stockholders should not submit their stock certificates to the Company or its transfer agent before receiving instructions to do so.

         Liquidating Trust

         If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Plan provides that the Board of Directors may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company to its stockholders. The Plan authorizes the Board of Directors to appoint one or more trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines. Adoption of the Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement.

         The Company has no present plan to use a liquidating trust, but the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trust to be advisable.

         Procedures for Dissolution

         At such time as the Board of Directors has determined that all necessary requirements for dissolution have been satisfied under Maryland law, the appropriate officers of the Company shall execute and cause to be filed in the State Department of Assessments and Taxation of the State of Maryland, and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company. From and after the date such documents are accepted by the State Department of Assessments and Taxation of the State of Maryland, the Company will be deemed to be completely dissolved, but will continue to exist under Maryland law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board of Directors in office at the time the Articles are accepted for filing by the State Department of Assessments and Taxation of the State of Maryland shall be deemed to be trustees of the assets of the Company for the purposes of liquidation and shall have all powers provided to them by Section 3-410 of the MGCL. As soon as practicable after the date on which the Plan is adopted by the stockholders, but in no event later than 20 days prior to the filing of Articles the Company shall mail notice in accordance with the MGCL to all its creditors and employees that this Plan has been approved by the Board of Directors and the stockholders.

         Management of the Company Following Adoption of the Plan

         It is anticipated that the directors elected pursuant to Proposal 1 and the current officers of the Company will continue to serve in such capacities following the adoption of the Plan. After the Articles are filed, the Company does not intend to hold any further annual meetings of stockholders. Directors and officers in office when the Plan is adopted will continue in office until a successor is duly elected and qualified or until their resignation or removal.

         Following the adoption of the Plan by the stockholders, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against the Company, adjusting and winding up its business and affairs and distributing its assets in accordance with the Plan. The Board of Directors and, if authorized by the Board of Directors, the officers of the Company, will have the authority to do or authorize any and all acts and things provided for in the Plan and any and all further acts and things they may consider necessary or desirable to carry out the purposes of the Plan.

         Following the adoption of the Plan, the Company may continue to pay to the Company's directors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Additionally, the Company may continue to pay Wexford compensation for services rendered in accordance with Amendment No. 2 to the Wexford Management Agreement, which agreement can be terminated in accordance with its terms. See "Certain Relationships and Related-Party Transactions-Wexford Management Agreement." Adoption of the Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation. Following the adoption of the Plan, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Articles of Incorporation, By-Laws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of assets transferred to the Trust, if any. The Plan authorizes the Board of Directors and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

         Record Date; Effect on Trading of the Common Stock

         Pursuant to the Plan, the Company shall close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board of Directors for the Dissolution Distribution (the "Record Date"). Following such Record Date, the Plan provides that certificates representing Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stockholdings at the close of business on the Record Date, and, after the Record Date, any liquidating distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law. The Common Stock currently is traded on the NASDAQ/SmallCap Market. The Company currently intends to continue to have the Common Stock listed for trading on the NASDAQ/SmallCap Market until such Record Date.

Stockholder Rejection of the Plan

         If the stockholders reject the Plan at the Meeting, the Board of Directors will explore other alternatives available to the Company. Such alternatives will include the continued management of the Company's assets and the exploration of new business opportunities for the Company and may include the resubmission of a plan of complete liquidation and dissolution to the Company's stockholders. The Board of Directors currently is not aware of any alternative business opportunities for the Company.

No Appraisal Rights

         Under Maryland law, stockholders of the Company are not entitled to appraisal rights or similar dissenters' rights for shares of Common Stock in connection with the transactions contemplated by the Plan.

Federal Income Tax Consequences

         General

                  The following discussion is a general summary of the federal income tax consequences that will result from the liquidation of the Company and the distribution of its assets to its stockholders. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of persons subject to special treatment under federal income tax laws (for example, life insurance companies, tax-exempt organizations or financial institutions) and does not discuss any aspects of state, local or foreign tax laws. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will continue to apply unchanged at the time of such distributions.

                  THIS SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE CERTAIN OF THE TAX CONSEQUENCES OF THE PLAN MAY NOT BE THE SAME FOR ALL STOCKHOLDERS. STOCKHOLDERS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

         Consequences to the Company

                  The Company will continue to be subject to income tax on its taxable income, including gains on sales of its assets, until it completes the distribution of all of its assets to stockholders. Upon any distribution by the Company of property to its stockholders, the Company generally will recognize gain or loss as if such property were sold to the stockholders at its fair market value.

         Consequences to Stockholders

                  Subject to the discussion set forth below regarding multiple liquidating distributions, upon receipt of a liquidating distribution from the Company, each stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any property distributed to the stockholder, and (ii) the stockholder's tax basis in his or her shares in the Company. A stockholder's tax basis in his or her shares depends on various factors, including the stockholder's cost and method of acquisition of such shares, and the amount and nature of any distributions the stockholder previously has received from the Company with respect to such shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. A stockholder's capital gain or loss on receiving liquidating distributions will be long-term if the holding period for such shares is more than one year, and short-term if the holding period is one year or less.

                  A stockholder's gain or loss will be computed on a "per share" basis, so that each stockholder must allocate liquidating distributions from the Company equally to each share of the stock of the Company which he or she owns and compare such allocated portion of the liquidating distributions with his or her tax basis in such share, to calculate the gain or loss for such share. If the Company makes multiple liquidating distributions, each stockholder must first recover his or her basis in the shares owned by the stockholder against the value of the distributions which he or she receives before recognizing any gain and losses cannot be recognized until the receipt of the final distribution. Thus, if the Company pays multiple liquidating distributions, each stockholder will recognize gain on a particular distribution only to the extent that the aggregate value of such distribution, and all prior liquidating distributions he or she received with respect to a share, exceeds the tax basis in that share, and will recognize a loss with respect to a share only when he or she has received the final liquidating distribution, and then only if the aggregate value of the liquidating distributions from the Company with respect to the share is less than the tax basis in the share.

                  If the Company makes a liquidating distribution of property to a stockholder, the stockholder's tax basis in the property will be its fair market value at the time of distribution, and the holding period for the property will begin at the time of distribution.

         Liquidating Trust

                  If the Company transfers its assets to a liquidating trust, the Company will use its best efforts to structure the transfer and the trust in such a manner that the following consequences will result. However, the Company does not intend to seek a ruling regarding the tax treatment of a liquidating trust, if one is established. The stockholders will be treated for tax purposes as having received their pro rata share of such assets in a taxable transaction when the transfer occurs. The amount of the taxable distribution to the stockholders on the transfer of the Company's assets to the liquidating trust will be reduced by the amount of the Company's known liabilities which the liquidating trust assumes or to which such transferred assets are subject. The liquidating trust itself generally will not be subject to tax, and, after the formation of the liquidating trust, each stockholder will take into account for federal income tax purposes his or her allocable portion of any income, gain, deduction or loss which the liquidating trust recognizes. Distributions of assets by the liquidating trust to the stockholders will not be taxable to them. Each stockholder should be aware that he or she may be liable for tax as a result of the transfer of assets by the Company to the liquidating trust and the ongoing operations of the liquidating trust, even if the liquidating trust has not made any actual distributions to stockholders with which to pay such tax. The Company currently does not intend to transfer its assets to a liquidating trust.

         State and Local Income Tax

                  Stockholders also may be subject to state and local taxes. Stockholders should consult their tax advisors regarding the state and local tax consequences of the Plan.

         Taxation of Non-U.S. Stockholders

                  The following is a summary of the U.S. federal income taxation of stockholders that are not U.S. Persons and that are not otherwise subject to U.S. federal income taxation on a net basis ("non-U.S. stockholders"). Non-U.S. stockholders that own no more than 5% of the stock of the Company, and that owned no more than 5% of the stock of the Company since the formation of the Company, will not have any U.S. federal income tax liability with respect to liquidating distributions made by the Company.

                  A liquidating distribution made by the Company to a non-U.S. stockholder that owns more than 5% of the stock of the Company, or that owned more than 5% of the stock of the Company at any time during the lookback period, will not be subject to U.S. federal income tax unless the Company still owns any "U.S. real property interests" at the time of such distribution. If that is the case, the non-U.S. stockholder will be subject to U.S. federal income tax on any gain recognized by such stockholder on such distribution, which shall be equal to the excess of the aggregate of such distribution and all prior liquidating distributions over the tax basis in the shares with respect to which the distribution is made, calculated as described above under "Consequences to Stockholders." In any event, the distribution will be subject to 10% withholding unless a withholding certificate authorizing reduced withholding is issued by the Internal Revenue Service with respect thereto. Any stockholder subject to withholding can file a U.S. tax return in order to obtain a refund of amounts withheld in excess of such person's actual U.S. tax liability with respect to the distributions made pursuant to the Plan. Certain stockholders that do not actually own more than 5% of the stock of the Company may be considered to do so for these purposes under various attribution rules.

                  The term "U.S. Person" means, with respect to individuals, any U.S. citizen (and certain former U.S. citizens) or "resident alien" within the meaning of U.S. income tax laws as in effect from time to time. With respect to persons other than individuals, the term "U.S. Person" means (i) a corporation or partnership created or organized in the United States or under the law of the United States or any state, (ii) a trust where (a) a U.S. court is able to exercise primary jurisdiction over the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust and (iii) an estate which is subject to U.S.
tax on its worldwide income from all sources.

                  Non-U.S. stockholders are urged to consult their own tax advisers concerning the application of the rules described herein to their specific situations and with respect to the non-U.S. tax consequences of the Plan.

                  The   Board   of   Directors   unanimously   recommends   that
stockholders vote "FOR" Proposal 2.

                                   PROPOSAL 3

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS


                  The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, subject to ratification by the stockholders. If the stockholders do not approve the selection of Deloitte & Touche LLP, the selection of another independent auditor will be considered by the Board of Directors.

                  Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                  The   Board   of   Directors   unanimously   recommends   that
stockholders vote "FOR" Proposal 3.


                                 OTHER BUSINESS

                  Management knows of no business to be brought before the Meeting other than Proposals 1, 2 and 3 set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising that authority conferred by the proxies.

                  Financial Statements of the Company, audited by the Company's certified public accountants, are included in the Annual Report of the Company on Form 10-K, a copy of which is enclosed herewith. Such Financial Statements and any other publicly available statements or reports of the Company are not to be regarded as proxy soliciting material or communications by means of which any solicitation is to be made.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

                  Proposals of stockholders to be presented at the annual meeting to be held in 1998 must be received for inclusion in the Company's proxy statement and form of proxy by December 31, 1997.

                                            By order of the Board of Directors


                                            Jay L. Maymudes
                                            Secretary
_____ __, 1997

                                                                       EXHIBIT A

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                          OF RESURGENCE PROPERTIES INC.

         WHEREAS, the Board of Directors (the "Board") of Resurgence Properties Inc. (the "Company"), a Maryland corporation, has approved and determined that this Plan of Complete Liquidation and Dissolution of the Company (this "Plan") is advisable and in the best interests of the stockholders of the Company; and

         WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for their approval or rejection at the annual meeting of stockholders in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Company's Articles of Incorporation and has authorized the filing with the Securities and Exchange Commission (the "Commission") and distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting; and

         WHEREAS, upon approval of this Plan by its stockholders, the Company shall voluntarily dissolve and completely liquidate in accordance with the MGCL and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth below;

         NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Complete Liquidation and Dissolution of Resurgence Properties Inc., as follows:


         1.       Effective Date of Plan.

                  The effective date of this Plan (the "Effective Date") shall be the date on which this Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote thereon, in accordance with the MGCL.

         2.       Cessation of Business Activities.

                  After the Effective Date, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against the Company, adjusting and winding up its business and affairs and distributing its assets in accordance with this Plan. The directors now in office and, at their pleasure, the officers of the Company now in office, shall continue in office solely for these purposes and as otherwise provided in this Plan.

         3.       Liquidation of Assets.

                  The Company shall sell, exchange or otherwise dispose of all of its property and assets to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

         4.       Payment of Debts.

                  Prior to making any distribution to its stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company, and shall make such provision, as determined by the Board, as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or to become known to the Company prior to the expiration of applicable statutes of limitation.

         5.       Distributions.

                  Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section 4, the Company shall distribute pro rata to its stockholders all of its remaining property and assets. If and to the extent deemed necessary or appropriate by the Board, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash or property. Following the payment, satisfaction or other resolution of such claims and expenses, any amounts remaining in the Contingency Reserve shall be distributed to the stockholders.

                  Prior to the date the Articles of Dissolution are accepted by the State Department of Assessments and Taxation of the State of Maryland and the Company is dissolved, as provided for in Section 7 below, the Company shall make distributions to the stockholders in cash or in kind (allocated pro rata in the discretion of the Board) as expeditiously as is practicable consistent with prudence and reasonable business judgment, in such manner, and at such time, as the Board in its sole discretion may determine in accordance with the provisions of the MGCL.

                  Following the date on which the date the Articles of Dissolution are accepted by the State Department of Assessments and Taxation of the State of Maryland and the Company is dissolved, as provided for in Section 7 below, any assets remaining available for distribution to stockholders shall be distributed (the "Dissolution Distribution") only in accordance with the provisions of the MGCL.

         6.       Notice of Liquidation.

                  As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in paragraph 7 below, the Company shall mail notice in accordance with the MGCL to all its creditors and employees that this Plan has been approved by the Board and the stockholders.

         7.       Articles of Dissolution.

                  At such time as the Board has determined that all necessary requirements for dissolution have been satisfied under Maryland law, the appropriate officers of the Company shall execute and cause to be filed in the State Department of Assessments and Taxation of the State of Maryland, and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company. From and after the date such documents are accepted by the State Department of Assessments and Taxation of the State of Maryland, the Company will be deemed to be completely dissolved, but will continue to exist under Maryland law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office at the time the Articles of Dissolution (the "Articles") are accepted for filing by the State Department of Assessments and Taxation of the State of Maryland shall be deemed to be trustees of the assets of the Company for the purposes of liquidation and shall have all powers provided to them under the MGCL.

         8.       Powers of Board and Officers.

                  The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the MGCL and any rules and regulations of the Commission or any state securities commission, including, without limitation, any instruments of dissolution, Articles of Amendment, Articles Supplementary, or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

         9.       Cancellation of Common Stock.

                  The  distributions to the Company's  stockholders  pursuant to
Section 5 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to the receipt of the Dissolution Distribution under the Plan, the Board may require stockholders to surrender their certificates evidencing Common Stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common Stock has been lost, stolen or destroyed, as a condition to the receipt of any distribution, such stockholder may be required to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

         10.      Record Date and Restrictions on Transfer of Shares.

                  The Company shall close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board for the Dissolution Distribution (the "Record Date"), and thereafter certificates representing Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stockholdings at the close of business on the Record Date, and, after the Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

         11.      Liquidating Trust.

                  If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company to its stockholders. The Board may appoint one or more individuals or corporate persons to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Adoption of the Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement.

         12.      Compensation.

                  The Company may pay to the Company's directors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Adoption of the Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation. The Company may continue to pay to Wexford Management LLC ("Wexford") compensation for services rendered in accordance with Amendment No. 2 to the Management Agreement among the Company, Resurgence Properties Texas, L.P., and Wexford, which Management Agreement can be terminated in accordance with its terms.

         13.      Indemnification.

                  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Articles of Incorporation, By-Laws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

         14.      Costs.

                  The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees and expenses of persons rendering services to the Company in connection with the preparation, adoption and implementation of the Plan, including, without limitation, any such fees and expenses incurred in connection with the preparation of a proxy statement for the special meeting of stockholders to be held for the purpose of voting upon the approval of the Plan.

                           [FRONT SIDE OF PROXY CARD]

                           RESURGENCE PROPERTIES INC.
               ANNUAL MEETING OF STOCKHOLDERS -- ________ __, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



         The undersigned hereby appoints ___________ and ______________, with full power of substitution and resubstitution, as attorney(s) and the proxy(ies) of the undersigned, to vote all shares the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Resurgence Properties Inc. (the "Company"), to be held on _______, ________ __, 1997, and at any adjournments or postponements thereof on the following matters, as instructed below, and, in their discretion, on such other matters as may properly come before the meeting, including any motion to adjourn or postpone the meeting, all as more fully described in the Proxy Statement of the Company dated ________ __. 1997.

         The Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below
        (except as indicated to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees

    Charles E. Davidson, Joseph M. Jacobs, Karen M. Ryugo, Vance C. Miller, Lawrence Howard, M.D. and Jeffrey A. Altman.

     Instruction: If you wish to withhold authority and preclude the proxy from voting for any individual nominee, write the name in the space provided below:

     ___________________________________________________________________________

                (Continued and to be signed on the other side.)

     2. APPROVAL AND ADOPTION OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF RESURGENCE PROPERTIES INC.

         [   ]    FOR            [   ]    AGAINST            [   ]    ABSTAIN


     3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR CURRENT FISCAL YEAR:

         [   ]    FOR            [   ]    AGAINST            [   ]    ABSTAIN

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the named nominees as directors, "FOR" the approval and adoption of the Plan of Complete Liquidation and Dissolution and "FOR" the ratification of appointment of Deloitte & Touche LLP as independent auditors. This proxy revokes all prior proxies given by the undersigned.

     Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating full title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name by a duly authorized person.
This Proxy Card votes all shares held in all capacities.

Dated.............................................., 1997


 ..........................................................
(Signature)


 ..........................................................
(Signature if held jointly)


 ..........................................................
Title or authority (if applicable)

                 PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY